                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER
                             OF F.N.B. CORPORATION,
                           A PENNSYLVANIA CORPORATION
                                       AND
                         F.N.B. SURVIVING CORPORATION,
                              A FLORIDA CORPORATION

         THIS AGREEMENT AND PLAN OF MERGER dated this 18th day of May 2001
(this "Agreement") is entered by and between F.N.B. Surviving Corporation, a Florida corporation ("FNB-Florida"), and F.N.B. Corporation, a Pennsylvania corporation ("FNB-Pennsylvania"). FNB-Florida and FNB-Pennsylvania are sometimes hereinafter collectively referred to as the "Constituent Corporations."

                                    RECITALS:

         A. FNB-Florida is a corporation organized and existing under the laws of the State of Florida and, as of the date hereof, 500 shares of common stock of FNB-Florida are issued and outstanding, all of which are held by FNB-Pennsylvania, and no shares of Series A Preferred Stock or Series B Preferred Stock are issued and outstanding.

         B. FNB-Pennsylvania is a corporation organized and existing under the laws of the State of Pennsylvania and, as of the date hereof, 25,573,725 shares of common stock of FNB-Pennsylvania are issued and outstanding, 19,194 shares of Series A Preferred Stock are issued and outstanding, and 144,473 shares of Series B Preferred Stock are issued and outstanding.

         C. The Board of Directors of FNB-Pennsylvania has determined that, for the purpose of effecting the reincorporation of FNB-Pennsylvania in the State of Florida, it is advisable and in the best interests of FNB-Pennsylvania that it merge with and into FNB-Florida upon the terms and conditions herein provided.

         D. The respective Boards of Directors of FNB-Florida and FNB-Pennsylvania have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective shareholders and executed by the undersigned officers.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, FNB-Florida and FNB-Pennsylvania hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    ARTICLE I

                                   THE MERGER

         1.01 Merger. In accordance with the provisions of this Agreement, the Pennsylvania Business Corporation Law (the "Pennsylvania Act") and the Florida Business Corporations Act (the "Florida Act"), FNB-Pennsylvania shall be merged with and into FNB-Florida (the "Merger"), whereupon the separate existence of FNB-Pennsylvania shall cease and FNB-Florida shall be, and is hereinafter sometimes referred to as, the "Surviving Corporation." On the Effective Date of the Merger (as hereinafter defined) the name of the Surviving Corporation shall be F.N.B. Corporation.

         1.02 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

                  (a) this Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the requirements of the Pennsylvania Act and the Florida Act, as the case may be;

                  (b) all of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

                  (c) executed Articles of Merger meeting the requirements of the Pennsylvania Act shall have been filed with the Pennsylvania Secretary of State; and

                  (d) executed Articles of Merger meeting the requirements of the Florida Act shall have been filed with the Florida Department of State.

The date and time at which the Merger shall become effective, as aforesaid, is herein referred to as the "Effective Date of the Merger."

         1.03 Effect of the Merger. On the Effective Date of the Merger, the separate existence of FNB-Pennsylvania shall cease, and FNB-Florida, as the Surviving Corporation, shall (i) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger; (ii) be subject to all actions previously taken by its and FNB-Pennsylvania's Board of Directors; (iii) succeed, without other transfer, to all of the assets, rights, powers and property of FNB-Pennsylvania in the manner more fully set forth in Section 607.1106 of the Florida Act; (iv) continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger; and (v) succeed, without other transfer, to all of the debts, liabilities and obligations of FNB-Pennsylvania in the same manner as if FNB-Florida had itself incurred them, all as more fully provided under the applicable provisions of the Florida Act.

                                   ARTICLE II

                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         2.01 Articles of Incorporation. The Articles of Incorporation of FNB-Florida as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law; provided, however, that on the Effective Date of the Merger, Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to reflect that the name of the Surviving Corporation shall be "F.N.B. Corporation."

         2.02 Bylaws. The Bylaws of FNB-Florida as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.03 Directors and Officers. The officers of FNB-Pennsylvania immediately prior to the Effective Date of the Merger shall be the officers of the Surviving Corporation. The directors of FNB-Florida immediately prior to the Effective Date of the Merger shall be the directors of the Surviving Corporation, and such directors shall continue to be constituted in the same terms of office which they had as directors, in accordance with the Bylaws of FNB-Florida.

                                   ARTICLE III

                         MANNER OF CONVERSION OF SHARES

         3.01     Conversion of F.N.B.-Pennsylvania Common and Preferred Shares

                  (a) Common Shares. Upon the Effective Date of the Merger, each share of common stock of FNB-Pennsylvania, $2.00 par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

                  (b) Series A Preferred Shares. Upon the Effective Date of the Merger, each share of Series A Preferred Stock of FNB-Pennsylvania, $10.00 par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Series A Preferred Stock, $0.01 par value per share, of the Surviving Corporation.

                  (c) Series B Preferred Shares. Upon the Effective Date of the Merger, each share of Series B Preferred Stock of FNB-Pennsylvania, $10.00 par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Series B Preferred Stock, $0.01 par value per share, of the Surviving Corporation.

         3.02     FNB-Pennsylvania Options and Stock Purchase Rights.

                  (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue any and all stock option, stock incentive or stock award plans heretofore adopted by FNB-Pennsylvania. Each outstanding and unexercised option or other right to purchase FNB-Pennsylvania common stock existing under and by virtue of any such plan shall become an option or right to purchase the Surviving Corporation's common stock on the basis of one share of the Surviving Corporation's common stock for each common share of FNB-Pennsylvania issuable pursuant to any such option or stock purchase right, on the same terms and conditions and at an exercise or conversion price per share equal to the exercise or conversion price per share applicable to any such FNB-Pennsylvania option or stock purchase right at the Effective Date of the Merger.

                  (b) A number of shares of the Surviving Corporation's common stock shall be reserved for issuance upon the exercise of options and stock purchase rights equal to the number of shares of common stock of FNB-Pennsylvania so reserved immediately prior to the Effective Date of the Merger.

         3.03 FNB-Florida Common Stock. Upon the Effective Date of the Merger, each share of FNB-Florida common stock, $0.01 par value per share, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by FNB-Florida, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

         3.04     Exchange of Certificates.

                  (a) After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of capital stock of FNB-Pennsylvania may, at such holder's option, surrender the same for cancellation to FNB Shareholder Services, 2150 Goodlette Road North, Suite 102, Naples, Florida 34102, or such other entity as the Surviving Corporation so designates as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's capital stock into which the surrendered shares were converted, or to which such holder was otherwise entitled, as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of capital stock of FNB-Pennsylvania shall be deemed for all purposes to represent the number and kind of shares of the Surviving Corporation's capital stock into which such shares of FNB-Pennsylvania were converted in the Merger and which the holder of such certificate was otherwise entitled to receive pursuant to this Agreement.

                  (b) The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of capital stock of the Surviving Corporation represented by such outstanding certificate as provided above.

                  (c) Each certificate representing capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability that appeared on the certificates of FNB-Pennsylvania so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

                  (d) If any certificate for shares of capital stock of the Surviving Corporation is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

                                   ARTICLE IV

                               GENERAL PROVISIONS

         4.01 Covenants of FNB-Florida. FNB-Florida covenants and agrees that it will on or before the Effective Date of the Merger:

                  (a) take such action as may be required to qualify to do business as a foreign corporation in the states in which FNB-Pennsylvania is qualified to do business and in connection therewith irrevocably appoint an agent for service of process as required under the applicable provisions of the relevant state law;

                  (b) take such action as may be required under applicable federal banking law to continue the business of FNB-PA following the Effective Date of the Merger; and

                  (b) take all such other actions as may be required by the Pennsylvania Act and the Florida Act to effect the Merger.

         4.02 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of FNB-Pennsylvania and FNB-Florida, notwithstanding the approval of this Agreement by the shareholders of FNB-Pennsylvania or by the sole shareholder of FNB-Florida, or by both.

         4.03 Amendment. The Constituent Corporations may amend this Agreement at any time prior to the filing of these Articles of Merger with either the Pennsylvania Secretary of State or the Florida Department of State, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not (i) alter or change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; or (ii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

         4.05. Registered Office. The registered office of the Surviving Corporation in the State of Florida is located at 2150 Goodlette Road North, 8th Floor, Naples, Florida, and Robert T. Reichert is the registered agent of the Surviving Corporation at such address.

         4.06 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation in Naples, Florida, and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

         4.07 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Florida and, so far as applicable, the merger provisions of the Pennsylvania Act.

         4.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement, having first been approved by the Board of Directors of FNB-Florida and FNB-Pennsylvania, is hereby executed on behalf of each of such corporations by their respective officers thereunto duly authorized.


                                  F.N.B. SURVIVING CORPORATION,
                                  a Florida corporation

                                  By: /s/ Kevin C. Hale
                                      ------------------------------------------
                                          Kevin C. Hale
                                          Executive Vice President


                                  F.N.B. CORPORATION,
                                  a Pennsylvania corporation

                                  By: /s/ Gary L. Tice
                                      ------------------------------------------
                                          Gary L. Tice
                                          President and Chief Executive Officer